   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1998

                                                      REGISTRATION NO. 333-60447

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 5
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          MIDDLE BAY OIL COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    ALABAMA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      1311
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   63-1081013
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                         1221 LAMAR STREET, SUITE 1020
                              HOUSTON, TEXAS 77010
                                 (713) 759-6808
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN J. BASSETT
                1221 LAMAR STREET, SUITE 1020, HOUSTON, TX 77010
                                 (713) 759-6808
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

        COPIES TO:        H. GRADY THRASHER, III, ESQ.
                       THRASHER, WHITLEY, HAMPTON & MORAN
                       FIVE CONCOURSE PARKWAY, SUITE 2150
                             ATLANTA, GEORGIA 30328
                                 (770) 804-8000

APPROXIMATE DATE OF COMMENCEMENT OF PUBLIC TRADING OF SECURITIES: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND UPON CONSUMMATION OF THE EXCHANGE OFFER TO UNITHOLDERS OF ENEX CONSOLIDATED PARTNERS, L.P. DESCRIBED HEREIN.

IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX: [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE          AGGREGATE        REGISTRATION
TO BE REGISTERED              REGISTERED             PER UNIT         OFFERING PRICE(2)        FEE(2)
-------------------------------------------------------------------------------------------------------
SERIES C CONVERTIBLE
REDEEMABLE PREFERRED STOCK
PAR VALUE $.02 PER SHARE(1)   2,346,400 SHARES         $5.00               $11,732,000        $3,460

COMMON STOCK
PAR VALUE $.02 PER SHARE(3)   2,346,400 SHARES          N/A                   N/A               N/A

(1) THIS REGISTRATION STATEMENT RELATES TO SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK OF THE REGISTRANT TO BE ISSUED IN EXCHANGE FOR PARTNERSHIP INTERESTS IN ENEX CONSOLIDATED PARTNERS, L.P., A NEW JERSEY LIMITED PARTNERSHIP.

(2) ESTIMATED IN ACCORDANCE WITH RULE 457(f)(2), SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. PREVIOUSLY PAID.

(3) ISSUABLE UPON CONVERSION OF SHARES OF SERIES C CONVERTIBLE REDEEMED PREFERRED STOCK BY THE HOLDERS THEREOF FOR WHICH NO SEPARATE CONSIDERATION IS REQUIRED

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The Exhibits filed as part of this Registration Statement are as follows:

       Exhibit No.              Description of Exhibit
       -----------              ----------------------
         3.1      Articles of Incorporation(1)

         3.2 Articles of Amendment to Articles of Incorporation reflecting reverse splits(2)

         3.3 Articles of Amendment to Articles of Incorporation designating preferences and rights of Series A Preferred Stock(3)

         3.4 Articles of Amendment to Articles of Incorporation designating preferences and rights of Series B Preferred Stock(4)

         3.5 Articles of Amendment to Articles of Incorporation increasing authorized capital stock(5)

         3.6 Articles of Amendment to Articles of Incorporation increasing authorized capital stock(6)

         3.7 Proposed Articles of Amendment to Articles of Incorporation designating preferences and rights of Series C Preferred
                  Stock (14)

         3.8      Bylaws (1)

         5.1 Opinion of Thrasher, Whitley, Hampton & Morgan as to legality of the preferred and common stock registered hereunder (16)

         8.1 Opinion of Thrasher, Whitley, Hampton & Morgan as to federal income tax consequences of the merger (16)

         10.1     Executive Employment Agreement for John J. Bassett dated
                  January 30, 1997(11)

         10.2     Executive Employment Agreement for Robert W. Hammons dated
                  January 30, 1997(11)

         10.3     Executive Employment Agreement for Stephen W. Herod dated July
                  1, 1997(11)

         10.4     1995 Stock Option and Stock Appreciation Rights Plant(7)

         10.5     Amended and Restated 1995 Stock Option and Stock Appreciation
                  Rights Plans(5)

         10.6     Amendment No. 1 to Amended and Restated 1995 Stock Option and
                  Stock Appreciation Rights Plans(6)

         10.7     Credit Agreement between registrant and Enex Resources
                  Corporation, as borrower, and Compass Bank, as agent and a lender, Bank of Oklahoma, N.A., as a lender, and the other lenders signatory thereto, dated March 27, 1998(8)

         10.8     Asset Purchase Agreement among registrant, Service Drilling
                  Co., L.L.C. and Diamond S Gas Systems, L.L.C. dated April 16,
                  1998(9)

         10.9 Consulting Agreement between Gerald B. Eckley and registrant dated April 15, 1998(13)

         11.1     Statement regarding computation of per-share earnings(l0)

         16.1 Letter from Schultz, Watkin & Company regarding change in certifying public accountants dated October 9, 1998(12)

         21.1     Subsidiaries of registrant (13)

         23.1     Consent of Thrasher, Whitley, Hampton & Morgan (included in
                  Exhibit 5. 1)


         23.2     Consent of Schultz, Watkins & Company, independent accountants

         23.3 Consent of Deloitte & Touche, LLP, independent accountants

         23.4 Consent of H.J. Gruy and Associates, Inc., independent petroleum engineers dated July 29, 1998. (14)

         23.5     Consent of Harris Webb & Garrison, Inc., financial advisor
                  (included in the Fairness Opinion, Exhibit "D" to the
                  Prospectus)

         23.6 Consent of Ryder Scott Company, independent petroleum consulting firm (14)

         23.7 Consent of Lee Keeling and Associates, Inc., independent petroleum consulting firm (14)

         23.8 Consent of Cawley, Gillespie & Associates, Inc., independent petroleum consulting firm (14)

         23.9 Consent of Huddleston & Co., Inc., independent petroleum consulting firm (14)

         23.10 Consent of DeGolyer and MacNaughton, independent petroleum consulting firm (14)

         23.11    Consent of H.J. Gruy and Associates, Inc., Independent
                  Petroleum engineers, dated November 23, 1998. (16)

         24.1     Power of Attorney (included on signature page)

         99.1 Fair Market Value report prepared by H.J. Gruy and Associates in connection with April 7, 1997 Enex Consolidated Partners
                  L.P. limited partnership roll up.(15)

(1)      Incorporated by reference to exhibits to registrant's Registration
         Statement on Form S-4 filed October 4, 1993.
(2)      Incorporated by reference to exhibit A to registrant's definitive Proxy
         Statement filed February 15, 1995.
(3) Incorporated by reference to exhibit 99.2 to registrant's Form 8-K filed September 19, 1996.
(4) Incorporated by reference to exhibit C to the Agreement and Plan of Merger among registrant, Shore Acquisition Company, Shore Oil Company and its shareholders filed as exhibit 2.1 to registrant's Form 8-K filed July 3, 1997.
(5)      Incorporated by reference to exhibits to registrant's definitive Proxy
         Statement filed May 5, 1997.
(6)      Incorporated by reference to exhibits to registrant's definitive Proxy
         Statement filed May 15, 1998.
(7)      Incorporated by reference to exhibit A to registrant's definitive Proxy
         Statement filed May 11, 1995.
(8)      Incorporated by reference to exhibits to Amendment No. 3 and Final
         Amendment to registrant's Schedule 14D-1 filed April 13, 1998.
(9)      Incorporated by reference to exhibits to registrant's Form 8-K filed
         May 6, 1998.
(10) Incorporated by reference to exhibits to registrant's Form 10-KSB/A filed May 15, 1998.
(11)     Incorporated by reference to exhibits to registrant's Form 10-KSB filed
         March 31, 1998.
(12)     Incorporated by reference to Form 8-K filed October 13, 1998.
(13)     Incorporated by reference to exhibits to Registrant's Registration
         Statement on Form S-4 filed July 31, 1998 of which this Amendment No. 1 amends.
(14) Incorporated by reference to exhibits to registrant's Amendment No. 1 to Form S-4 filed October 19, 1998.
(15)     Incorporated by reference to exhibits to Enex Consolidated Partners, L.P.
         Form S-4 (registration no. 333-09953) effective April 7, 1997.
(16) Incorporated by reference to exhibits to registrant's Amendment No. 4 to Form S-4 filed November 24, 1998.

         The registrant to provide to the Commission, upon request, copies of instruments defining the rights of holders of long-term debt of the registrant and its consolidated subsidiaries and for any unconsolidated subsidiaries for which financial statements are required to be filed with the Commission.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registration has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (7) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, l0(b), 11 or 13 of this Form, within one business day of receipt of request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (8) The undersigned hereby undertakes to supply, by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 25th day of November, 1998.

                          MIDDLE BAY OIL COMPANY, INC.

                          By: /s/ John J. Bassett
                            ------------------------------------------------
                            John J. Bassett
                            Chairman of the Board of Directors,
                            President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                  *
----------------------------------------
            John J. Bassett
Director, President, Chief Executive and
           Operating Officer

                  *
----------------------------------------
            C.J. Lett, III
  Executive Vice President and Director

                  *                            *By: /s/ John J. Bassett
----------------------------------------           ----------------------------
            Stephen W. Herod                             John J. Bassett
       Vice President and Director              Pursuant to a Power of Attorney

                  *                             Dated: November 25, 1998
----------------------------------------
         Edward P. Turner, Jr.
              Director

                  *
----------------------------------------
         Frank E. Bolling, Jr.
               Director

                  *
----------------------------------------
          Gary R. Christopher
               Director

                  *
----------------------------------------
          Alvin V. Shoemaker
              Director